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                                                                       EXHIBIT 5

SQUIRE, SANDERS & DEMPSEY
Two Renaissance Square
40 North Central Avenue, Suite 2700
Phoenix, AZ  85004



                                                 December 11, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                  RE:      SKYMALL, INC.

Ladies and Gentlemen:

         We have acted as counsel to SkyMall, Inc., a Nevada corporation (the "Company"), in connection with its Registration Statement on Form S-1 (the "Registration Statement") filed under the Securities Act of 1933 relating to the registration of 24,000 shares of its Common Stock, $.001 par value (the "Shares").

         In that connection, we have examined such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Articles of Incorporation, as amended, and the Bylaws of the Company.

         Based upon the foregoing, we are of the opinion that:

         1. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Nevada.

         2. The Shares, when issued, will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            SQUIRE, SANDERS & DEMPSEY L.L.P.